UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                          Form 8-K
                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
                 The Securities Act of 1934

 Date of Report (Date of earliest event reported) September 30, 1997




                     ARDEN REALTY, INC.
   (Exact name of registrant as specified in its charter)



      Maryland                   1-12193          95-4578533
(State or other jurisdiction   (Commission      (I.R.S. Employer
of incorporation)               File Number)     Identification No.)



9100 Wilshire Boulevard, East Tower, Suite 700       90212
       Beverly Hills, California
  (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code:  (310) 271-8600


Item 2.  Acquisition or Disposition of Assets

On September 30, 1997, Arden Realty, Inc. (collectively with its subsidiaries, the "Company") completed a series of transactions to purchase five suburban office properties totaling 371,331 rentable square feet and two mortgage notes receivable. All the properties and the mortgage notes receivable were purchased from unaffiliated entities.

120 South Spalding in Beverly Hills, California contains
60,656 rentable square feet. The purchase price for the property was approximately $11,300,000, which was based on arm's-length negotiations. The property is presently 39% occupied, at average rents of $39.12 per square foot. The property was purchased from South Spalding Associates, L.L.C., a Delaware limited liability company.

1370 Valley Vista in Diamond Bar, California contains 84,081 rentable square feet. The purchase price of the property was approximately $10,800,000, which was based on arm's-length negotiations. The property is presently 87% occupied, at average rents of $19.59 per square foot. The property was purchased from Frontier II Properties Limited Partnership, a Texas limited partnership.

South Bay Tech in Torrance, California contains 104,815 rentable square feet. The purchase price for the property was approximately $6,450,000, which was based on arm's-length negotiations. The property is presently 68% occupied, at average rents of $14.31 per square foot. The property was purchased from Metropolitan Life Insurance
Company, a Maryland limited partnership.

Renaissance Court in Westlake Village, California contains 61,245 rentable square feet. The purchase price for the property was approximately $7,100,000, which was based on arm's-length negotiations. The property is presently 61% occupied, at average rents of $19.18 per square foot. The property was purchased from Property Asset Management, Inc., a Delaware corporation.

Foremost Professional Plaza in San Diego, California contains 60,534 rentable square feet. The purchase price for the property was approximately $8,250,000, which was based on arm's-length negotiations. The property is presently 99% occupied, at average rents of $18.82 per square foot. The property was purchased from Foremost Carmel Mountain Ltd., A California limited partnership.

Two mortgage notes receivable, secured by a single commercial office property, with an aggregate balance of approximately $17,550,000 were purchased at a discount for approximately $14,400,000, which was based on arm's length negotiations. The notes bear interest at the Eleventh District Cost of Funds plus 3.25% per annum, require monthly payments of principal and interest, and mature on May 31, 2004. The mortgage notes receivable were purchased from Coast Federal Bank, Federal Savings Bank, a federally chartered capital stock savings bank, as successors in interest to Coast Savings and Loan Associates, a California corporation.

To finance these acquisitions the Company used approximately $1,100,000 of working capital, borrowed $37,800,000 on its line of credit from a group of banks led by Wells Fargo Bank (the "Credit Facility"), borrowed $8,100,000 on its line of credit from City National Bank, and used approximately $11,300,000 of proceeds from the Company's public offering of 13,750,000 shares of common stock (the "Secondary Offering").

Inclusive of these purchases, the Company's portfolio consists of 58 suburban office properties comprising
8,726,425 rentable square feet and 16 apartment units.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of properties acquired.

It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements for the acquired properties will be filed as an amendment to this Form within 60 days.

(b)  Pro forma financial information.

It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed as an amendment to this Form within 60 days.

(c)  Exhibits.

10.42 Agreement of Purchase and Sale of Real Property and Escrow Instructions by and between South Spalding Associates, L.L.C., a Delaware limited liability company, and Arden Realty Limited Partnership, a Maryland limited partnership.

10.43 Letter Amendment dated August 13, 1997 by and between Seller and Purchaser extending the Contingency
          Date.

10.44 Letter Amendment dated August 18, 1997 by and between Seller and Purchaser as to the reduction in the Purchase Price for long term maintenance costs and expenses.

10.45     Real Property Purchase and Sale Agreement and
          Escrow Instructions by and between Frontier II
          Properties Limited Partnership, a Texas limited partnership, and Arden Realty Limited Partnership, a
          Maryland limited partnership.

10.46 First Amendment to Purchase and Sale Agreement by and between Frontier II Properties Limited Partnership, a Texas limited partnership, and Arden Realty Limited
          Partnership, a Maryland limited partnership.

10.47 Sale and Purchase Agreement and Escrow Agreement by and between Metropolitan Life Insurance Company, a New York corporation, and Arden Realty Limited
          Partnership, a Maryland limited partnership.

10.48     Purchase and Sale Agreement and Joint Escrow
          Instructions by and between Property Asset Management,
          Inc., a Delaware corporation, and Arden Realty Limited
          Partnership, a Maryland limited partnership.

10.49     First Amendment to Purchase and Sale Agreement and
          Joint Escrow Instructions between Property Asset Management, Inc. a Delaware corporation, and Arden Realty Limited
          Partnership, a Maryland limited partnership.

10.50     Agreement of Purchase and Sale and Joint Escrow
          Instructions by and between Foremost Carmel Mountain
          Ltd., a California limited partnership and Arden Realty
          Limited Partnership, a Maryland limited partnership.

10.51 Letter Amendment to the Agreement of Purchase and Sale and Joint Escrow Instructions by and between Foremost Carmel Mountain Ltd., a California limited partnership and Arden Realty Limited Partnership, a Maryland limited partnership.

10.52 Note Purchase and Sale Agreement and Joint Escrow Instructions by and between Coast Federal Bank, Federal Savings Bank, a federally chartered capital stock savings bank, as successors in interest to Coast Savings and Loan Associates, a California corporation, and Arden Realty Limited Partnership, a Maryland limited partnership.

                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         ARDEN REALTY, INC.


Date:     October 15, 1997         By:  /s/ Diana M. Laing
                              Diana M. Laing
                              Chief Financial Officer